Exhibit 10.8

APTUS Management Limited

17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

2 January 2018

Dr. Clark Cheng

Present

Dear Clark,

Addendum to Employment Letter (the “Addendum”)

This letter supplements and serves to be an addendum to the Employment Letter dated 31st August 2017 (“Employment Letter”) executed between yourself and APTUS Management Limited (the “Company”) in relation to your employment as Executive Director and Chief Medical Officer of Aptorum Group Limited and Executive Director of Aptorum Medical Limited. This Addendum should be read together with, and forms part of, the Employment Letter.

This Addendum serves to describe the following amendments and/or additions to the Employment Letter.

i.	Date of Commencement

Pursuant to Clause 3 of Employment Letter, the official commencement date of your employment shall be on 2 January 2018 (the “Effective Date”).

Please signify your acceptance of the above amendment described in this Addendum by signing and returning to us the enclosed duplicate copy of this letter.

Yours faithfully,

For and on behalf of
APTUS MANAGEMENT LIMITED	Agreed and accepted by:

Huen Chung Yuen Ian	Cheng Clark
Director	HKID No. Z243983(3)